Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in each Registration Statement on Form S-8 (No. 33-53585, 333-03265, 333-95739, 333-52452, 333-52454, 333-89532 and 333-150674) of Deluxe Corporation of our report dated February 18, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Minneapolis, Minnesota
February 18, 2009